INDEPENDENT FILM DEVELOPMENT CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SECURITIES OF BASKETBALL TOURNAMENT ENTERPRISES

BEVERLY HILLS, Calif., August 25, 2008 /MarketWire/ -- Independent Film Development Corporation (IFDC) announced today that it has signed a definitive agreement to acquire 60% of the common stock of portfolio company, Basketball Tournament Enterprises, Inc., in exchange for 100,000 shares of IFDC common stock.  Basketball Tournament Enterprises’ plan of operations is to deliver sports related live and televised entertainment.

ABOUT IFDC

IFDC www.independentfilmdevelopment.com  is a business development company with an emphasis on acquisition of securities of portfolio companies engaged in independent film sales, distribution and production, with a goal toward building a portfolio of securities of portfolio companies cooperating with each other to collectively  becoming significant competitors to mini-major studios, such as Lions Gate.  IFDC also owns a stake in portfolio company, Imperia Entertainment, Inc. (Pink Sheets: IMPN), whose last film, “Say it in Russian,” has just been accepted for competition in the Other Venice Film Festival of Venice, California; Signature Entertainment, LLC, a film and television sales and distribution company; and has recently executed a definitive agreement to purchase 60% of the common shares of Not By Sight Entertainment, Inc. (Pink Sheets: AECS).

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Imperia Entertainment, Inc. and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

    Independent Film Development Corporation

    Jeff Ritchie: 310-275-0880 or

    capitalmarkets@ifdc.us  SOURCE Independent Film Development Corporation